UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11605 North Community House Road, Suite 300
Charlotte, North Carolina		28277
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2025, the Board of Directors (the “Board”) of Paymentus Holdings, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved the grant of time-based restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) to Dushyant Sharma, the Company’s President and Chief Executive Officer. The Committee determined to grant the RSU award to Mr. Sharma after consultation with Compensia, the Committee’s independent compensation consultant, the Committee’s review of the market and CEO equity compensation at Company peers and discussions with Mr. Sharma. The Committee granted the award to Mr. Sharma in recognition of his significant past dedication to and achievements with the Company, in order to address the fact that Mr. Sharma currently has no RSUs, to provide additional retention incentives to Mr. Sharma, to better align Mr. Sharma’s equity compensation with peers and the market and to further align his financial interests with those of the Company’s stockholders. Mr. Sharma has never received an equity award under the Plan, which was adopted in connection with the Company’s 2021 initial public offering.

Mr. Sharma will receive 1,100,000 RSUs. Each RSU represents the right to receive one share of the Company’s Class A common stock upon vesting. The RSUs were granted on July 2, 2025. The RSU grant will vest over four years, with one sixteenth of the RSUs vesting on each quarterly vesting date beginning on August 15, 2025, subject to Mr. Sharma’s continuation as a service provider to the Company through the vesting date. Quarterly vesting dates with respect to any calendar year are February 15, May 15, August 15 and November 15. The unvested portion of Mr. Sharma’s RSU grant will vest immediately (i) in the event of Mr. Sharma’s death or disability, (ii) upon a termination of Mr. Sharma’s employment with the Company other than for cause, (iii) upon Mr. Sharma’s termination of employment with the Company for good reason, or (iv) at any time Mr. Sharma is no longer serving as an employee or consultant to the Company, in the event Mr. Sharma is asked to resign from the Board prior to the end of his then current term or is not nominated to serve as a director by the Board or the Nominating and Corporate Governance Committee of the Board at the expiration of his them current term, in either case other than for cause. Mr. Sharma’s RSU award was granted pursuant to, and in accordance with, the terms of the Plan and the form of Restricted Stock Unit Award Agreement adopted by the Compensation Committee (the “RSU Agreement”). This summary description does not purport to be complete and is qualified entirely by reference to the full text of the RSU Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1+	Form of Restricted Stock Unit Agreement under the 2021 Equity Incentive Plan for Dushyant Sharma

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

PAYMENTUS HOLDINGS, INC.

Date:	July 2, 2025	By:	/s/ Sanjay Kalra
Sanjay Kalra Senior Vice President and Chief Financial Officer